FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2004

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

                                          Oklahoma                                                                                                                        73-0382390
                          (State or other jurisdiction of                                                                                                       (I.R.S. Employer
                          incorporation or organization)                                                                                                    Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On March 26, 2004, OGE Energy Corp. (“Energy Corp.”), the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that Al M. Strecker, Executive Vice President and Chief Operating Officer of Energy Corp. and the Company, has decided to retire effective June 1, 2004, which is furnished as Exhibit 99.01 and incorporated herein by reference. Peter B. Delaney, Executive Vice President – Finance and Strategic Planning of Energy Corp. and Chief Executive Officer (“CEO”) of Enogex Inc. and its subsidiaries (“Enogex”), will assume the responsibilities of Chief Operating Officer effective June 1, 2004 and will continue his duties as CEO of Enogex. For further information, see the press release attached as Exhibit 99.01.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated March 26, 2004, announcing OGE Energy EVP, COO Al Strecker to Retire.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

March 29, 2004

Exhibit 99.01

OGE Energy EVP, COO Al Strecker to Retire
Pete Delaney to succeed Strecker as Chief Operating Officer

OKLAHOMA CITY – OGE After more than 32 years of service at OGE Energy Corp., Executive Vice President and Chief Operating Officer Al Strecker today announced that he plans to retire June 1.

Strecker will work in the coming months to transfer his responsibilities to Pete Delaney, Executive Vice President of OGE Energy and CEO of Enogex, the company’s natural gas pipeline subsidiary. Strecker will continue to be available to the company past his retirement date to consult as needed. He also will continue to serve on the Enogex board of directors.

“Al has been a key member of the management team for many years,” said Steve Moore, OGE Energy Chairman, President and CEO. “His understanding of our company and our industry, and his undivided loyalty to the company and its members has been invaluable. However, we respect Al’s wish to retire and we wish him the best.”

After the transition, Power Supply, Electric Services, Business Systems and Services, Transmission Services and Human Resources will report to Delaney, who will assume the title of Chief Operating Officer. Delaney also will continue his duties as the CEO of Enogex.

Delaney joined OGE Energy in April 2002, specializing in corporate finance for electric and natural gas utilities, independent power producers and other energy concerns.

“Pete has demonstrated that he is ready to assume the broader responsibilities of COO of OGE Energy,” Moore said. “I’m very confident that the transition to Pete’s leadership will be seamless, and that he will continue to build on the leadership Al has contributed to the implementation and success of our corporate strategy.”

Strecker joined OG&E in 1971 and served in various marketing capacities in the Northern and Southern regions. He served as manager of the company’s marketing department prior to his election as Assistant Treasurer in September 1980. He was elected Treasurer in 1985 and promoted to Vice President in 1986. In 1987, he also assumed the duties as Corporate Secretary. He was named Senior Vice President of Finance and Administration in 1994. He has served in his current position since 1998.

“I would like to thank Al for his many years of service, loyalty and support. We look forward to his continued assistance in his consulting role,” Moore said.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), a regulated electric utility serving approximately 720,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline company with principal operations in Oklahoma and Arkansas.